Production Enhancement & Reservoir Management, LLC
9947 Blackbird Circle
Littleton, CO 80130-3869

January 27, 2004

Re:  Consent to Use of Report

We consent to the reference in this Registration Statement on Form SB-2 of Heartland Oil and Gas Corp. of our Injection Falloff Test Results reports dated August 2001, and to the reference of us under the heading "Experts" in such Prospectus, and in other SEC filings that Heartland may deem necessary.

PRODUCTION ENHANCEMENT AND RESERVOIR MANAGEMENT, LLC

Per:  _________________________
    Authorizing Signatory

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